                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 FORM 8-K(A)


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:                       September 10, 1996
               ---------------------------------------------------------------
                            (Date of the earliest event reported)


                      AMERICAN BUSINESS INFORMATION, INC.
------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)




         Delaware                    0-19598                   47-0751545
----------------------------      ---------------        ----------------------
  (State or other juris-           (Commission              (I.R.S. Employer
 diction of incorporation)          File Number)          Identification Number)


5711 South 86/th/ Circle, Omaha, Nebraska                 68127
------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



                                  402/593-4500
               --------------------------------------------------
               Registrant's telephone number, including area code

American Business Information, Inc. (the "Company") hereby amends Item 7 of its Form 8-K filed to report an event occurring on September 10, 1996 to include the following:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements of businesses acquired.

     The following financial statements of Digital Directory Assistance, Inc. are filed with this report:

                                                                                          Page
                                                                                          ----

(a)  Independent Auditors' Report                                                           3

     Balance Sheets as of December 31, 1995 and June 30, 1996                               4
     (unaudited)

     Statements of Operations for the year ended December 31, 1995                          5
     and the six months ended June 30, 1996 (unaudited)

     Statements of Stockholders' Deficit for the year ended December 31, 1995               6
     and the six months ended June 30, 1996 (unaudited)

     Statements of Cash Flows for the year ended December 31, 1995                          7
     and the six months ended June 30, 1996 (unaudited)

     Notes to Financial Statements                                                       8 - 13

(b)  Pro forma financial information.                                                      14

     Pro Forma Consolidated Balance Sheet as of June 30, 1996                              15

     Pro Forma Consolidated Statement of Operations for the year                           16
     ended December 31, 1995

     Pro Forma Consolidated Statement of Operations for the six                            17
     months ended June 30, 1996

     Notes to Unaudited Pro Forma Consolidated Financial Statements                        18


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  11/25/96                     /s/ Jon H. Wellman
     ------------                   --------------------------------------
                                    Jon H. Wellman, Executive Vice President
                                    and Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

To the Stockholders and Board of Directors of Digital Directory Assistance, Inc.

     We have audited the accompanying balance sheet of Digital Directory Assistance, Inc. (the Company) as of December 31, 1995 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 7, all of the Company's common stock was purchased by American Business Information, Inc. in September of 1996.



Washington, D.C.
November 22, 1996


                                                DIGITAL DIRECTORY ASSISTANCE, INC.
                                                          BALANCE SHEETS
                                                             ________

                                                              ASSETS


                                                                   DECEMBER 31, 1995           JUNE 30, 1996
                                                                   -----------------           -------------
                                                                                                (UNAUDITED)

Current assets:
Cash and cash equivalents                                            $    439,121               $          -
Trade accounts receivable, net of allowances of
$1,439,304 and $1,747,940 (unaudited), respectively                       908,680                  2,410,098
Prepaid expenses and other current assets                                  61,748                    112,790
                                                                      -----------                -----------
Total current assets                                                    1,409,549                  2,522,888
Property and equipment, net                                               130,224                    132,148
                                                                      -----------                -----------

Total assets                                                         $  1,539,773               $  2,655,036
                                                                      ===========                ===========


                                    LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities                             $    507,418               $  1,368,627
Accrued payroll expenses                                                  172,887                    320,522
Accrued royalties                                                         746,481                  1,118,996
Accrued royalties - related party                                         154,795                    247,496
Deferred revenue                                                          740,624                    625,710
Due to stockholder                                                        122,984                    127,903
Due to related party                                                      135,532                    439,262
                                                                      -----------                -----------

Total current liabilities                                               2,580,721                  4,248,516

Commitments and contingencies

Stockholders' deficit:
 Common stock, par value $1.00; 10,000 shares authorized;
  1,000 shares issued and outstanding at December 31, 1995
  and June 30, 1996 (unaudited), respectively                               1,000                      1,000
Additional paid-in capital                                                 82,985                     82,985
Accumulated deficit                                                    (1,124,933)                (1,677,465)
                                                                      -----------                -----------
Total stockholders' deficit                                            (1,040,948)                (1,593,480)
                                                                      -----------                -----------
Total liabilities and stockholders' deficit                           $ 1,539,173                $ 2,655,036
                                                                      ===========                ===========

   The accompanying notes are an integral part of these financial statements.


                              DIGITAL DIRECTORY ASSISTANCE, INC.
                                  STATEMENTS OF OPERATIONS
                                         ________




                                                        FOR THE                     FOR THE SIX
                                                       YEAR ENDED                  MONTHS ENDED
                                                   DECEMBER 31, 1995               JUNE 30, 1996
                                                   -----------------               -------------
                                                                                    (UNAUDITED)

     Net sales                                         $8,417,106                    $4,995,543

     Costs and expenses:
     Production costs                                   3,736,949                     2,269,111
     Selling, general and administrative                5,453,206                     3,270,412
                                                       ----------                    ----------
     Operating loss                                      (773,049)                     (543,980)

     Other income (expense):
     Other income                                           4,203                         4,003
     Interest expense                                      (1,181)                      (12,555)
                                                       ----------                    ----------

     Net loss                                          $ (770,027)                   $ (552,532)
                                                       ==========                    ==========

     Net loss per common share                         $  (770.03)                   $  (552.53)
                                                       ==========                    ==========
     Weighted average number of common shares
      used in computing net loss per common share           1,000                         1,000
                                                       ==========                    ==========


  The accompanying notes are an integral part of these financial statements.

                       DIGITAL DIRECTORY ASSISTANCE, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                                    ________

                                  COMMON STOCK       ADDITIONAL     ACCUMULATED
                                SHARES  PAR VALUE  PAID-IN CAPITAL    DEFICIT        TOTAL
                                ------  ---------  ---------------  ------------  ------------

Balance at December 31, 1994
   (unaudited)                   1,000     $1,000      $     -     $   (354,906)  $  (353,906)

Contribution to capital              -          -       82,985                -        82,985

Net loss                             -          -            -         (770,027)     (770,027)
                                 -----     ------      -------      -----------   -----------

Balance at December 31, 1995     1,000     $1,000      $82,985      $(1,124,933)  $(1,040,948)

Net loss (unaudited)                 -          -            -         (552,532)     (552,532)
                                 -----     ------      -------      -----------   -----------

Balance at June 30, 1996
  (unaudited)                    1,000     $1,000      $82,985      $(1,677,465)  $(1,593,480)
                                 =====     ======      =======      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                       DIGITAL DIRECTORY ASSISTANCE, INC.
                           STATEMENTS OF CASH FLOWS
                                   ________

                                                                FOR THE        FOR THE
                                                              YEAR ENDED      SIX MONTHS
                                                           DECEMBER 31,1995    JUNE 1996
                                                           ----------------  ------------
                                                                              (UNAUDITED)
Cash flows from operating activities:
Net loss                                                       $(770,027)    $  (552,532)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation                                                      61,448          60,978
Change in allowances                                             550,816         308,636
Loss on disposal                                                   6,565               -
Noncash interest to related parties                                1,181          12,555
Changes in operating assets and liabilities:
 Trade accounts receivable                                      (120,607)     (1,810,054)
 Prepaid expenses and other current assets                       124,181         (51,042)
 Accounts payable and accrued liabilities                        (40,103)        861,209
 Accrued compensation                                            127,789         147,635
 Accrued royalties                                              (250,687)        372,515
 Accrued royalties - related party                               154,795          92,701
 Deferred revenue                                                101,288        (114,914)
                                                               ---------     -----------
  Net cash used in operating activities                          (53,361)       (672,313)
                                                               ---------     -----------

Cash flows from investing activities:
 Purchases of property and equipment                            (108,535)        (62,902)
                                                               ---------     -----------
  Net cash used in investing activities                         (108,535)        (62,902)

Cash flows from financing activities:
 Proceeds of borrowing from stockholder                          133,313               -
 Payments to stockholder                                         (10,878)              -
 Proceeds of borrowing from related party                        125,000         296,094
 Payments to related party                                        (5,898)              -
                                                               ---------     -----------
  Net cash provided by financing activities                      241,537         296,094

Net increase (decrease) in cash and cash equivalents              79,641        (439,121)
                                                               ---------     -----------
Cash and cash equivalents, beginning                             359,480         439,121
                                                               ---------     -----------
Cash and cash equivalents, ending                              $ 439,121     $         -
                                                               =========     ===========

Supplemental disclosure of non-cash investing and financing
activities:
 Contribution to paid in capital                               $  82,985     $         -
                                                               =========     ===========

   The accompanying notes are an integral part of these financial statements.

                       DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                    ________


1.   GENERAL

Digital Directory Assistance, Inc. ("the Company") was incorporated in Maryland on November 12, 1986. The Company publishes and distributes CD-ROM telephone directories and related products under the PhoneDisc(R) brand name.

Three customers accounted for approximately 37% and 43% of revenues for the year ended December 31, 1995 and the six months ended June 30, 1996 (unaudited), respectively.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

All information pertaining to the six months ended June 30, 1996 is unaudited, but in the opinion of management, contains all adjustments (which consist of normal recurring adjustments) that are necessary for a fair presentation of such financial information.

The principal accounting policies of the Company are as follows:

     USE OF ESTIMATES AND ASSUMPTIONS
     --------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     -------------------------

     Cash equivalents consist of highly liquid debt instruments purchased with an original maturity of three months or less and are carried at cost which, due to their short maturity, approximates fair value.

                       DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                    ________

     REVENUE RECOGNITION
     -------------------

     The Company recognizes revenue from the sale of product at the time of shipment. A portion of the revenue is deferred and recognized over the subscription term when the Company is required to provide updated information. Allowances are made currently for estimated returns, estimated uncollectible amounts, and estimated advertising credits. Actual experience has been within management's expectations.

     CONCENTRATION OF CREDIT RISK
     ----------------------------

     The Company sells software directly to individuals and through distributors to retail outlets located throughout the United States. Individual customers pay by credit card or check. The Company performs ongoing credit evaluations of its distributors and requires no collateral. The allowance for doubtful accounts is considered adequate at December 31, 1995, and June 30, 1996 (unaudited), respectively, to cover potential losses.

     The Company maintains cash balances in two financial institutions in Maryland and Massachusetts. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. Uninsured amounts held at these institutions totaled $507,158 and $119,695 as of December 31, 1995 and June 30, 1996 (unaudited), respectively.

     INCOME TAXES
     ------------

     The Company is taxed as an S corporation. Accordingly, federal and state income taxes are the personal responsibility of the stockholders, and no provision for income taxes is required for the Company.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment, consisting of computer equipment, furniture and fixtures and software, are stated at cost. Repair and maintenance expenditures are charged to operations in the period incurred.
     Depreciation and amortization are computed under the straight line method based on the useful lives of the property and equipment, typically three to seven years.

                       DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                    ________

     All of the Company's property and equipment assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future cash flows is less than the carrying amount of the asset, a loss is recognized.

     RESEARCH AND DEVELOPMENT COSTS
     ------------------------------

     Research and development costs are expensed as incurred. The Company did not incur any material research and development expenses during 1995 or the six months ended June 30, 1996 (unaudited).

     SOFTWARE DEVELOPMENT COSTS
     --------------------------

     Software development costs are capitalized subsequent to the establishment of technological feasibility for products as evidenced by detailed program designs, in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalization ceases when the products are available for general release to customers. During 1995 and the six months ended June 30, 1996 (unaudited), respectively, the Company's product development activity consisted only of updates for which the costs qualifying for capitalization were immaterial. Previously capitalized software development costs were fully amortized prior to January 1, 1995.

     DEVELOPER ROYALTIES
     -------------------

     The Company has royalty agreements with certain information database owners for its PhoneDisc(R) product. These agreements provide for royalty payments to these database owners based on various percentages of the net product sales (gross revenue less returns and other items as defined in these agreements). Expenses under these royalty agreements are included in production costs and totaled $2,143,768 and $1,365,382 during 1995 and the six months ended June 30, 1996 (unaudited), respectively.

                      DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                   ________

     INVENTORY
     ---------

     The Company maintains a limited supply of products on hand. These inventories, if material, are stated at the lower of cost or market using the specific identification method. As of December 31, 1995 and June 30, 1996 (unaudited), respectively, the amount of inventory on hand was not material.


3.   PROPERTY AND EQUIPMENT


                                                   DECEMBER 31, 1995       JUNE 30, 1996
                                                   -----------------       -------------
                                                                            (UNAUDITED)

Computer equipment                                     $150,228              $211,978
Furniture and fixtures                                   23,182                24,334
Software                                                 44,457                44,457
                                                       --------              --------
                                                        217,867               280,769

Less accumulated depreciation and amortization          (87,643)             (148,621)
                                                       --------              --------
 Property and equipment, net                           $130,224              $132,148
                                                       ========              ========


4.   COMMITMENTS AND CONTINGENCIES


The Company leases office space in Bethesda, Maryland under an operating lease that expires February 28, 1997. The Company also leases office space in Marblehead, Massachusetts under an operating lease that expired September 30, 1996. The Company also leases storage space on a month-to-month basis.

The future minimum payments under the non-cancelable lease for office space with original terms greater than one year as of December 31, 1995 are as follows:

               YEAR ENDING DECEMBER 31,

                    1996                 $115,616
                    1997                   53,589
                                         --------
                                         $169,206
                                         ========

Rent expense under operating leases for the year ended December 31, 1995 and the six months ended June 30, 1996 (unaudited) totaled $127,084 and $62,765, respectively.

                      DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                   ________


5.   RELATED PARTY TRANSACTIONS

The majority stockholder periodically makes advances to the Company. At December 31, 1995 and June 30, 1996 (unaudited), these advances totaled $122,984 and $127,903, respectively. These advances are repayable on demand with interest at 8% per annum. Interest expense on these advances for 1995 and the six months ended June 30, 1996 (unaudited) totaled $549 an $4,919, respectively.

The Company periodically receives advances from Digital Library Systems, Inc.
(DLS), a company whose sole stockholder is also the major stockholder of the Company. At December 31, 1995 and June 30, 1996 (unaudited), these advances and accrued interest totaled $135,532 and $439,262, respectively. These advances are due on demand with the interest at 8 per cent per annum. Interest expense on these advances for 1995 and the six months ended June 30, 1996 (unaudited) totaled $632 and $7,636, respectively.

One of the Company's principal data suppliers in 1995 is partially owned by the majority stockholder of the Company. Cost of sales for 1995 and the six months ended June 30, 1996 (unaudited), respectively, includes $827,532 and $510,374 of royalties expense for this data supplier.


6.   PROFIT-SHARING PLAN

The Company has a 401(k) plan covering substantially all full-time employees. Under the terms of the Plan, eligible employees may elect to defer a portion of their compensation which is then contributed to the Plan. In addition, the Company has elected to match 25% of employee contributions, up to four percent of their annual compensation. Employer contributions vest 20% per year of service. The Company contributed $1,360 to this plan during 1995 and $680 (unaudited) for the six months ended June 30, 1996.

                      DIGITAL DIRECTORY ASSISTANCE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                   ________

7.   SUBSEQUENT EVENT

In June of 1996, a competitor filed a lawsuit against the Company relating to product packaging that the Company began using in early 1996. The lawsuit seeks injunctive relief and an unspecified amount of damages for alleged trade dress infringement, false representations, unfair competition and unfair trade practices by the Company. The Company has filed a Motion to Dismiss the Complaint and a Motion to Transfer Venue, both of which are pending decision by the court. Discovery on the case has not yet begun and although the Company has legitimate defenses, the Company's legal counsel is unable to determine the probable outcome of the litigation. Management believes that the lawsuit is frivolous and intends to vigorously contest the claim. In the opinion of management, the amount of the ultimate liability with respect to the lawsuit will not materially affect the Company's financial position or results of operations.

In September 1996, all of the Company's outstanding common stock was purchased by American Business Information, Inc.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the purchase transaction pursuant to the Asset Purchase Agreement dated September 10, 1996 between the Company and Digital Directory Assistance, Inc. ("DDA"). The pro forma consolidated balance sheet assumes that the purchase occurred on June 30, 1996. The pro forma consolidated statements of operations assume that the purchase occurred on January 1, 1995. The merger will be accounted for using the purchase method of accounting. The pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the period presented.

The unaudited pro forma consolidated financial statements and related notes should be read in conjunction with the historical financial statements and related notes of the Company and DDA.


                                                AMERICAN BUSINESS INFORMATION, INC.
                                               PRO FORMA CONSOLIDATED BALANCE SHEET
                                                           JUNE 30, 1996
                                                          (IN THOUSANDS)



                                                                HISTORICAL    HISTORICAL      PRO FORMA                ABI/PHONEDISC
                                                                   ABI        PHONEDISC      ADJUSTMENTS                COMBINED
                                                                   ---        ---------      -----------                --------
ASSETS

Current assets:
            Cash and cash equivalents                           $11,361              -         (4,000)   (a)                 7,361
            Marketable securities                                24,433              -                                      24,433
            Trade accounts receivable, net                       19,548          2,410                                      21,958
            Prepaid expenses                                      2,899            113                                       3,012
            Deferred marketing costs                              2,301              -                                       2,301
                                                                -------------------------------------                   ----------
              Total current assets                               60,542          2,523         (4,000)                      59,065
                                                                -------------------------------------                   ----------

Property and equipment, net                                      15,773            132                                      15,905
Notes receivable                                                  2,874              -                                       2,874
Intangible assets, net of accumulated amortization               14,993              -          8,739    (a)                23,732
Other assets                                                      1,999              -                                       1,999
                                                                -------------------------------------                   ----------
                                                                $96,181        $ 2,655        $ 4,739                     $103,575
                                                                =====================================                   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
            Notes payable and current portion of
             long-term debt                                     $   469              -          7,925    (a)                 8,394
            Accounts payable                                      3,342          1,369                                       4,711
            Accrued payroll expenses                              1,854            321                                       2,175
            Accrued expenses                                      1,411          2,559                                       3,970
            Income taxes payable                                    550              -                                         550
            Deferred income taxes                                   885              -                                         885
                                                                -------------------------------------                   ----------
              Total current liabilities                           8,511          4,249          7,925                       20,685
                                                                -------------------------------------                   ----------

Long-Term debt, net of current portion                              672              -                                         672
Deferred income taxes                                             2,483              -                                       2,483

Stockholders' equity:
            Preferred stock                                           0              -                                           -
            Common stock                                             52              1             (1)                          52
            Paid-in capital                                      24,574             83          5,137    (a)                29,794
            Net unrealized holding gain (loss)                     (478)             -                                        (478)
            Retained earnings                                    60,367         (1,678)        (8,322)   (a)                50,367
                                                                -------------------------------------                   ----------
              Total stockholders' equity                         84,515         (1,594)        (3,186)                      79,735
                                                                -------------------------------------                   ----------
                                                                $96,181        $ 2,655        $ 4,739                     $103,575
                                                                =====================================                   ==========


See notes to pro forma consolidated financial statements




                                             AMERICAN BUSINESS INFORMATION, INC.
                                        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 1995
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL     HISTORICAL      PRO FORMA            ABI / PHONEDISC
                                                 ABI          PHONEDISC     ADJUSTMENTS               COMBINED
                                                 ---         ----------     -----------               --------

Net sales                                        $86,766          8,417               -                    95,183
Costs and expenses:                                                                                             -
   Database and production costs                  24,080          3,737               -                    27,817
   Selling, general and administrative            34,000          5,453               -                    39,453
   Depreciation and amortization                   3,388              -             874   (c)               4,262
                                          ---------------------------------------------         -----------------
                                                  61,468          9,190             874                    71,532
                                          ---------------------------------------------         -----------------

Operating income                                  25,298          (773)           (874)                    23,651
Other income (expense):
   Investment income                               1,322              4               -                     1,326
   Interest expense                                (157)            (1)           (126)   (d)               (284)
                                          ---------------------------------------------         -----------------
Income before income taxes and
   discontinued operation                         26,463          (770)         (1,000)                    24,693
Income taxes                                       9,800              -           (655)   (b)               9,145
                                          ---------------------------------------------         -----------------
Income from continuing operations                 16,663          (770)           (345)                    15,548

Loss from discontinued operation                   (484)              -               -                     (484)
Loss on sale of discontinued operation           (1,833)              -               -                   (1,833)
                                          ---------------------------------------------         -----------------
Net income                                   $    14,346      $   (770)       $   (345)               $    13,231
                                          =============================================         =================

Earnings per share:
   Income from continuing operations         $      0.80                                              $      0.73
   Loss on discontinued operation and
      sale of subsidiary                     $    (0.11)                                              $    (0.11)
                                         ---------------                                       ------------------
   Net Income                                $      0.69                                              $      0.62
                                          ==============                                       ==================
Weighted average shares outstanding               20,738                            600   (a)              21,338
                                         ===============                ===============        ==================

See notes to pro forma consolidated financial statements


                      AMERICAN BUSINESS INFORMATION, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 HISTORICAL     HISTORICAL       PRO FORMA               ABI/PHONEDISC
                                                    ABI         PHONEDISC       ADJUSTMENTS                COMBINED
                                                    ---         ---------       -----------              -------------
Net sales                                         $49,110         4,996               -                     54,106
Costs and expenses:                                                                                              -
   Database and production costs                   13,452         2,269               -                     15,721
   Selling, general and administrative             20,265         3,270               -                     23,535
   Depreciation and amortization                    1,805             -             437       (c)            2,242
                                                  -------------------------------------                    -------
                                                   35,522         5,539             437                     41,498
                                                  -------------------------------------                    -------

Operating income                                   13,588          (543)           (437)                    12,608
Other income (expense):
   Investment income                                1,045             4               -                      1,049
   Interest expense                                   (33)          (13)              -                        (46)
                                                  -------------------------------------                    -------

Income before income taxes and
   discontinued operation                          14,600          (552)           (437)                    13,611
Income taxes                                        5,515             -            (366)      (b)            5,149
                                                  -------------------------------------                    -------

Income from continuing operations                   9,085          (552)            (71)                     8,462

Loss from discontinued operation                        -             -               -                          -
Loss on sale of discontinued operation                  -             -               -                          -
                                                  -------------------------------------                    -------
Net income                                        $ 9,085        $ (552)          $ (71)                   $ 8,462
                                                  =====================================                    =======


Earnings per share:
   Income from continuing operations              $  0.44                                                  $  0.40
   Loss on discontinued operation and
     sale of subsidiary                           $     -                                                  $     -
                                                  -------
   Net Income                                     $  0.44                                                  $  0.40
                                                  =======                                                  =======
Weighted average shares outstanding                20,792                           600       (a)           21,392
                                                  =======                         =====                    =======


See notes to pro forma consolidated financial statements

                      AMERICAN BUSINESS INFORMATION, INC.
          NOTES TO UNAUDITED FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)


Note 1: Historical financial information for ABI and PhoneDisc included in the pro forma financial statements are based on the balance sheets of ABI and PhoneDisc as of June 30, 1996, and on the statements of operations of ABI and PhoneDisc for the twelve months ended December 31, 1995, and the six months ended June 30, 1996, respectively.

Note 2: The unaudited pro forma consolidated financial statements reflect the following adjustments:

     (a) Represents the purchase transaction by ABI of PhoneDisc through the issuance of 600 shares of ABI common stock, payment of $4,000 in cash, and the issuance of a promissory note of $7,925. The total value of consideration paid was $17,145. A write-off of purchased research and development costs totaling $10,000 is not reflected on the pro forma consolidated statements of operations. The excess of purchase price over the net assets acquired of $10,000 was attributable to purchased research and development and was expensed at the date of purchase (and not reflected in the pro forma statements of operations). The remaining balance of $8,739 was recorded as goodwill on the balance sheet.

     (a) Adjustment to reflect inclusion of income taxes (at 37%) for PhoneDisc which was a Subchapter S Corporation prior to acquisition and income tax effect of pro forma adjustments.

     (c) Reflects amortization of goodwill on a straight-line basis over 10 years.

     (d) Reflects interest of 5.1% on the promissory note issued in the purchase transaction for the term of the note.


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